Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated October 4, 2007 on the financial statements of Sparrow Growth Fund, as of August 31, 2007 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Sparrow Growth Fund’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

October 31, 2007